Exhibit 11




          CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby consent to the incorporation by reference in
Post-Effective  Amendment No.  7  to  the  Registration
Statement on Form N-1A of Oak Ridge Funds, Inc. of  our
report  dated  December  18,  1997,  relating  to   the
financial  statements and financial highlights  of  the
O.R.I.  Growth  Fund, which report is included  in  the
Annual  Report  to  Shareholders  for  the  year  ended
November  30,  1997,  which  is  also  incorporated  by
reference  in  the  Registration  Statement.   We  also
consent  to  the  reference to  us  under  the  heading
"Independent   Accountants"   in   the   Statement   of
Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus.




PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
March 19, 1998